Exhibit 99

Form 4 — Joint Filer Information

Name:	MetLife Reinsurance Company of Charleston*
Address:	10 Park Avenue, Morristown, New Jersey 07962
Designated Filer:	Thomas C. Hoi Assistant Secretary Metropolitan Life Insurance Company
Issuer & Ticker Symbol:	Neuberger Berman Income Opportunity Fund Inc. (“NOX”)
Date of Event Requiring Statement:	December 10, 2008

Signature: /s/ Thomas C. Hoi
                   Thomas C. Hoi, Assistant Secretary

Name:	MetLife Reinsurance Company of South Carolina*
Address:	10 Park Avenue, Morristown, New Jersey 07962
Designated Filer:	Thomas C. Hoi Assistant Secretary Metropolitan Life Insurance Company
Issuer & Ticker Symbol:	Neuberger Berman Income Opportunity Fund Inc. (“NOX”)
Date of Event Requiring Statement:	December 10, 2008

Signature: /s/ Thomas C. Hoi
                    Thomas C. Hoi, Assistant Secretary

*Metropolitan Life Insurance Company and Joint Filers filing pursuant to Section 30(h) of the Investment Company Act of 1940. Metropolitan Life Insurance Company as investment manager to Joint Filers filing as a 10% debt holder of the referenced securities.